UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

LEGACY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

99 North Street, Pittsfield, MA 01201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (413) 443-4421

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2005, Legacy Bancorp, Inc. (the Company”) issued a press release announcing the effectiveness of its registration statement relating to the sale of common stock in connection with the conversion of Mutual Bancorp of the Berkshires, Inc., the current holding company for Legacy Banks, from mutual to stock form of ownership. The press release also announced that mailing of prospectuses to eligible depositors and other persons would begin on or about September 17, 2005. For more information, reference is made to the Company’s press release dated September 14, 2005, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements And Exhibits

(c)    Exhibits.

Number	Description
99.1	Press Release dated September 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.

Date: September 20, 2005	By:	/s/Stephen M. Conley
Stephen M. Conley
Senior Vice President and
Chief Financial Officer